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                              REAL ESTATE MORTGAGE

     THIS INDENTURE WITNESSETH, That Premiere Credit of North America, LLC, an Indiana limited liability company ("MORTGAGOR") of Marion County, State of Indiana, MORTGAGE AND WARRANT to National Education Loan Network, Inc., a Nevada corporation ("MORTGAGEE") of Lancaster County, State of Nebraska, the following described real estate in Marion County, Indiana:

     See Exhibit A, attached hereto,

together with all rights, privileges, interests, easements, hereditaments, appurtenances, fixtures and improvements now or hereafter belonging, appertaining, attached to, or used in connection therewith, and all the rents, issues, income and profits thereof (all of which is hereinafter called the "MORTGAGED PREMISES").

     This mortgage is given to secure the performance of the provisions hereof and the payment of a certain promissory note ("NOTE") dated as of June 15, 2004, in the principal amount of One Million Dollars ($1,000,000.00) with interest as therein provided and with a final maturity date of June 14, 2004. Said principal and interest are payable as provided in the Note.

     Mortgagor (jointly and severally) covenants and agrees with Mortgagee that:

     1. PAYMENT OF INDEBTEDNESS. Mortgagor shall pay when due all indebtedness secured by this mortgage, on the dates and in the amounts, respectively, as provided in the Note or in this mortgage, without relief from valuation and appraisement laws, and with attorneys' fees. Mortgagor shall have only such prepayment privileges as are provided in the Note.

     2. NO LIENS. Mortgagor shall not permit any lien of mechanics or materialmen to attach to and remain on the Mortgaged Premises or any part thereof for more than forty-five (45) days after receiving notice thereof.

     3. REPAIR OF MORTGAGED PREMISES; INSURANCE. Mortgagor shall keep the Mortgaged Premises in good repair and shall not commit waste thereon. Mortgagor shall procure and maintain in effect at all times adequate insurance in insurance companies acceptable to Mortgagee against loss, damage to, or destruction of the Mortgaged Premises because of fire, windstorm and such other hazards and in such amounts, as Mortgagee may reasonably require from time to time. All such insurance policies shall contain proper clauses making all proceeds of such policies payable to Mortgagee and Mortgagor as their respective interests may appear. All such policies of insurance shall be delivered to and retained by Mortgagee until the indebtedness secured hereby is fully paid.

     4. TAXES AND ASSESSMENTS. Mortgagor shall pay all taxes or assessments levied or assessed against the Mortgaged Premises, or any part thereof, as and when the same become due and before penalties accrue.

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     5.   ADVANCEMENTS TO PROTECT SECURITY. Mortgagee, at his option, may advance and pay all sums necessary to protect and preserve the security intended to be given by this mortgage. All sums so advanced and paid by Mortgagee shall become a part of the indebtedness secured hereby and shall bear interest from the date or dates of payment at the Default Rate as provided in the Note. Such sums may include, but are not limited to, insurance premiums, taxes, assessments and liens which may be or become prior and senior to this mortgage as a lien on the Mortgaged Premises, or any part thereof, and all costs, expenses and attorneys' fees incurred by Mortgagee in respect of any and all legal or equitable proceedings which relate to this mortgage or to the Mortgaged Premises.

     6. DEFAULT BY MORTGAGOR; REMEDIES OF MORTGAGEE. Upon default by Mortgagor in any payment provided for herein or in the Note, or in the performance of any covenant or agreement of Mortgagor hereunder, or if Mortgagor shall abandon the Mortgaged Premises, or shall be adjudged bankrupt, or if a trustee or receiver shall be appointed for Mortgagor or for any part of the Mortgaged Premises, then and in any such event, the entire indebtedness secured hereby shall become immediately due and payable at the option of Mortgagee, without notice, and this mortgage may be foreclosed accordingly. Upon such foreclosure, Mortgagee may continue the abstract of title to the Mortgaged Premises, or obtain other appropriate title evidence, and may add the cost thereof and of any title insurance policy to be issued in connection therewith to the principal balance due, together with interest at the Default Rate as provided in the Note.

     7. NON-WAIVER; REMEDIES CUMULATIVE. No delay by Mortgagee in the exercise of any of his rights hereunder shall preclude the exercise thereof so long as Mortgagor is in default hereunder, and no failure of Mortgagee to exercise any of his rights hereunder shall preclude the exercise thereof in the event of a subsequent default by Mortgagor hereunder. Mortgagee may enforce any one or more of his rights or remedies hereunder successively or concurrently.

     8. EXTENSIONS; REDUCTIONS; RENEWALS; CONTINUED LIABILITY OF MORTGAGOR. Mortgagee, at his option, may extend the time for the payment of the indebtedness, or reduce the payments thereon, or accept a renewal note or notes therefor, without consent of any junior lien holder, and without the consent of Mortgagor if Mortgagor has then parted with title to the Mortgaged Premises. No such extension, reduction or renewal shall affect the priority of this mortgage or impair the security hereof in any manner whatsoever, or release, discharge or affect in any manner the personal liability of Mortgagor to Mortgagee. This mortgage shall secure any notes or other evidence of indebtedness given in substitution for the Note.

     9. DUE ON SALE. If all or any part of the Mortgaged Premises, or any interest therein, is sold, transferred, assigned or otherwise disposed of, or further encumbered by mortgage or otherwise, without Mortgagee's prior written consent, Mortgagee, at its option, may declare all sums secured by this mortgage immediately due and payable. Any contract of sale of any kind including, without limitation, land contract, conditional sales contract, installment sales contract, lease with option to purchase (whether such option is oral or contained within such lease or in any other document) or any other transfer of interest in the Mortgaged Premises (other than a transfer by devise or descent or a transfer by operation of law to a surviving co-tenant or

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the creation of a leasehold interest of three (3) years or less not including any option to purchase, renew or extend) shall be deemed a transfer requiring prior written consent of Mortgagee. Mortgagee reserves the right, in his unlimited discretion, on any basis deemed appropriate to Mortgagee, to refuse such consent, to condition such consent on a change in the interest payable on the sums secured by this mortgage, and/or otherwise change the terms of this mortgage. If Mortgagee exercises the option to accelerate payment of the indebtedness, all such indebtedness shall become due and payable within thirty
(30) days after the mailing of a notice from Mortgagee to Mortgagor setting forth the total sums due. In the event of the failure of Mortgagor to pay such sums prior to expiration of such thirty (30) day period, Mortgagee may, without further notice or demand, invoke any remedy permitted hereunder for default.

     10. GENERAL AGREEMENT OF PARTIES. All rights and obligations hereunder shall extend to and be binding upon the several heirs, representatives, successors and assigns of the parties to this mortgage. When applicable, use of the singular form of any word also shall mean or apply to the plural and masculine form shall mean and apply to the feminine or the neuter. The titles of the several paragraphs of this mortgage are for convenience only and do not define, limit or construe the contents of such paragraphs.

     IN WITNESS WHEREOF, the Mortgagor has executed this mortgage, this 15th day of June, 2004.

                                      Premiere Credit of North America, LLC,
                                      an Indiana limited liability company


                                      By:        /s/ Todd J. Wolfe
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                                      Title:
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